Exhibit 10.1

April 10, 2006

Mr. Norberto Medina

Esquire Building, 3rd Floor

Ponce de León Avenue, Corner Vela Street

Hato Rey, Puerto Rico 00918

Dear Mr. Medina:

I am glad to offer you the position of General Counsel of RG Financial Corporation starting May 18th, 2006. In this position you will report directly to the Board of Directors of RG Financial working together with the Management of the company. The position will provide legal advise to the Board of Directors of RG Financial and to the Management in legal matters related with the holding company and its subsidiaries.

The terms of the offer of employment are:

Base Salary -	$325,000 annually gross prior to taxes and statutory deductions and any salary Contributions.

Annual Guarantee Bonus -	A guaranteed minimum bonus of $50,000 annually including the remaining nine months of 2006

Car Allowance -	$25,000 annually

Stock Option -	Once the restatement process and the filing for 2005 is completed and we are up to a date in all our SEC filings for 2006 a stock option of 10,000 shares will be granted.

A $400,000 compensation in case of change of control of the operation at R-G Premier Bank as specified in the Change of Control Agreement up to June 30th, 2007.

In addition, as a RG Premier Bank employee you will be entitled to participate in the standard fringe benefits including:

1.	Medical Plan

2.	1165 (e) Plan

3.	Life Insurance

4.	Long Term Disability

5.	Vacation Days (18)

6.	Deferred Plan

This offer is subject to regulatory approval, if required.

We are honored and delighted in having you as part of the RG team.

Sincerely,

/s/ Victor J. Galán
Victor J. Galán
Chairman of the Board & CEO
RG Financial Corporation

Accepted by	/s/ Norberto Medina
Norberto Medina

RG PLAZA BUILDING, 280 JESUS T. PIÑERO AVE., HATO REY, P.R. 00918, PO BOX 362394, SAN JUAN, PR 00936-2394 /

TELS. (787) 758-2424 - 766-6666 / FAX (787) 766-8175